UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013 (May 23, 2013)

CHIQUITA BRANDS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation)	1-1550 (Commission File Number)	04-1923360 (IRS Employer Identification No.)

550 South Caldwell Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (980) 636-5000
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on May 23, 2013. A total of 46,461,504 shares were represented in person or by proxy at the 2013 Annual Meeting and the Company’s shareholders took the following actions:

Proposal No. 1: Election of Directors
Shareholders elected each of the seven nominees for director to serve for a term to expire at the 2014 Annual Meeting of Shareholders based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Kerrii B. Anderson	33,171,134	2,592,278	5,120,329
Howard W. Barker, Jr.	35,223,203	540,209	5,120,329
Clare M. Hasler-Lewis	34,377,064	1,386,348	5,120,329
Edward F. Lonergan	35,315,695	447,717	5,120,329
Jeffrey N. Simmons	34,946,475	816,937	5,120,329
Steven P. Stanbrook	31,683,594	4,079,818	5,120,329
Ronald V. Waters III	35,307,324	456,088	5,120,329

Proposal No. 2: Advisory (Non-Binding) Vote on Executive Compensation

Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,866,528	4,834,426	62,458	5,120,329

Proposal No. 3: Ratification of Independent Registered Public Accounting Firm

Shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,486,371	323,167	74,203	-0-

Proposal No. 4: Shareholder Proposal Regarding Simple Majority Vote
Shareholders approved the shareholder proposal regarding simple majority vote in governing documents based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,505,796	5,204,908	52,708	5,120,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013            CHIQUITA BRANDS INTERNATIONAL, INC.

By: /s/ James E. Thompson
James E. Thompson
Senior Vice President, General Counsel and Secretary